Exhibit 99.1

Medallia Reports Record Second Quarter Fiscal 2022 Revenue

•Q2 Subscription Revenue of $117.4 Million, up 26% Year-over-Year
•Q2 Total Revenue of $144.1 Million, up 25% Year-over-Year
SAN FRANCISCO--(BUSINESS WIRE)--September 2, 2021--Medallia, Inc. (NYSE: MDLA), the global leader in customer and employee experience, today announced financial results for the quarter ended July 31, 2021.
“I was very pleased with our second quarter results," said Leslie Stretch, President and CEO of Medallia. “We had strong enterprise and mid-market new business execution as well as solid expansion performance. Our highly differentiated platform and focus on voice of customer and voice of employee in today's digital-first world positions us well for the future.”
Financial Highlights for the Second Quarter of Fiscal 2022
•Total revenue for the quarter was $144.1 million, an increase of 25% from the same period last year. Subscription revenue was $117.4 million, an increase of 26% from the same period last year.
•Loss from operations for the quarter was $(59.8) million, compared to loss from operations of $(34.5) million in the same period last year. Non-GAAP loss from operations for the second quarter was $(12.2) million, compared to $2.5 million income from operations in the same period last year.
•Net loss for the quarter was $(62.5) million, or $(0.39) per share, basic and diluted, compared to net loss of $(35.2) million, or $(0.25) per share, basic and diluted, in the same period last year. Non-GAAP net loss was $(14.1) million, or $(0.09) per share, basic and diluted, compared to non-GAAP net income of $1.0 million, or $0.01 per share, diluted, in the same period last year.
•Cash, cash equivalents and marketable securities were $507.6 million as of July 31, 2021.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.
Transaction with Thoma Bravo
Due to the Company’s pending acquisition by Thoma Bravo that was announced on July 26, 2021, there will not be a conference call or live webcast to discuss these financial results. In addition, the Company will not be providing financial guidance for the third quarter of fiscal year 2022 and is suspending its financial guidance for the full fiscal year 2022 as a result of the pending transaction.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in customer, employee, citizen and patient experience. The company’s award-winning SaaS platform, Medallia Experience Cloud, is becoming the experience system of record that makes all other applications customer and employee aware. The platform captures billions of experience signals across interactions including all voice, video, digital, IoT, social media and corporate messaging tools. Medallia uses proprietary artificial intelligence and machine learning technology to automatically reveal predictive insights that drive powerful business actions and outcomes. Medallia customers reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment. For more information visit www.medallia.com.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP subscription revenue gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and weighted average basic and diluted shares. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.
The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
Employer payroll tax expense related to stock-based compensation. We exclude cash expenses for employer payroll taxes related to stock-based compensation, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.
Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.
Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include transaction and integration related costs associated with acquisition activities.
Option acceleration payments related to acquisition. We exclude costs related to option acceleration payments from an acquisition from our non-GAAP financial measures. These costs include payments as part of the close of an acquisition.
Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other primarily consists of lease impairments and net expenses related to leased properties which we cease to occupy. Any losses and gains associated with these activities are generally unrelated to financial and operational performance in any particular period and we believe the exclusion of such losses and gains provides for a more useful comparison of operational performance in comparative periods that may or may not include such losses and gains.
Merger-related costs. We exclude merger-related costs from certain of our non-GAAP financial measures. Merger-related costs consist of costs incurred related to our pending acquisition by entities affiliated with Thoma Bravo.
Amortization of debt issuance costs. We exclude costs related to the amortization of debt issuance costs from certain of our non-GAAP financial measures. Under GAAP, we are required to amortize the issuance costs over the term of the debt. The amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods.
Income tax benefits. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions. In addition, we exclude tax benefits related to our stock option exercise deductions and certain discrete and one-time events.
Non-GAAP Supplemental Financial Information
Subscription billings: We define subscription billings, a non-GAAP financial measure, as total subscription revenue plus the change in subscription deferred revenue and contract assets, excluding acquired contract assets.
Additional Information and Where to Find It

Medallia, Inc. (“Medallia”), its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the pending acquisition of Medallia (the “Transaction”). Medallia plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Robert Bernshteyn, Mitchell K. Dauerman, Borge Hald, Leslie J. Kilgore, Douglas M. Leone, Stanley J. Meresman, Amy E. Pressman, Leslie J. Stretch, Steven C. Walske and James D. White, all of whom are members of Medallia’s Board of Directors, and Roxanne M. Oulman, who is Medallia’s Chief Financial Officer, are participants in Medallia’s solicitation. Other than Ms. Pressman and Messrs. Hald and Leone, none of such participants owns in excess of 1% of Medallia’s common stock. Ms. Pressman and Mr. Hald may each be deemed to own approximately 2% of Medallia’s common stock. Mr. Leone may be deemed to own approximately 1% of Medallia’s common stock, and is affiliated with investment funds owning an additional approximately 28% of Medallia’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Medallia’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 13, 2021. To the extent that holdings of Medallia’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Medallia will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MEDALLIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.
Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example, the quotations of management, the statements regarding the Transaction, strategies, discussion of our commercial prospects, partnerships, and the impact of the ongoing COVID-19 pandemic and related public health measures reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Medallia’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Medallia’s current plans and operations, including through the loss of customers and employees; potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, including as a result of the COVID-19 pandemic and related public health measures, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, developments in and the duration of the COVID-19 pandemic and the resulting impact on our business and operations, and the business of our customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, our potential inability to manage effectively any growth we experience, our ability or inability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 22, 2021 and our Quarterly Report on Form 10-Q filed with the SEC on June 4, 2021, which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Additionally, these forward-looking statements involve risk, uncertainties, and assumptions, including those related to the impacts of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and are changing rapidly, including, but not limited to, the timeframes for and severity of social distancing and other mitigation requirements, the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation, and do not intend, to update the information contained in this press release, except as required by law.
© 2021 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$257,051	$428,328
Marketable securities	250,528	254,061
Trade and other receivables, net	126,764	181,431
Deferred commissions, current	35,509	31,107
Prepaid expenses and other current assets	32,732	23,835
Total current assets	702,584	918,762
Property and equipment, net	40,903	40,668
Operating lease right-of-use assets	34,721	39,050
Deferred commissions, noncurrent	75,934	68,929
Goodwill	410,453	262,942
Intangible assets, net	77,575	60,623
Other noncurrent assets	16,683	10,675
Total assets	$1,358,853	$1,401,649
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,756	$11,904
Accrued expenses and other current liabilities	50,730	39,756
Accrued compensation	49,861	42,292
Deferred revenue, current	262,794	293,231
Total current liabilities	381,141	387,183
Convertible senior notes, net	561,105	448,064
Deferred revenue, noncurrent	1,514	1,396
Lease liability, noncurrent	43,181	47,631
Other liabilities	15,182	9,134
Total liabilities	1,002,123	893,408

Stockholders' equity:
Common stock	153	150
Additional paid-in capital	1,094,280	1,136,534
Accumulated other comprehensive income (loss)	(440)	1,186
Accumulated deficit	(737,263)	(629,629)
Total stockholders' equity	356,730	508,241
Total liabilities and stockholders' equity	$1,358,853	$1,401,649

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription	$117,392	$92,831	$223,463	$181,823
Professional services	26,716	22,694	52,019	46,393
Total revenue	144,108	115,525	275,482	228,216
Cost of revenue:
Subscription	27,592	19,130	51,748	36,474
Professional services	26,931	22,042	50,473	44,261
Total cost of revenue	54,523	41,172	102,221	80,735
Gross profit	89,585	74,353	173,261	147,481
Operating expenses:
Research and development	35,363	27,790	66,000	60,169
Sales and marketing	80,150	51,942	153,130	103,957
General and administrative	33,909	29,137	64,022	50,635
Total operating expenses	149,422	108,869	283,152	214,761
Loss from operations	(59,837)	(34,516)	(109,891)	(67,280)
Other income (expense), net	(1,716)	(448)	(3,309)	(273)
Loss before provision for income taxes	(61,553)	(34,964)	(113,200)	(67,553)
Provision for income taxes	937	234	1,711	174
Net loss	$(62,490)	$(35,198)	$(114,911)	$(67,727)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.25)	$(0.73)	$(0.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	159,068	142,479	157,738	139,272

GAAP to Non-GAAP adjustments include stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, amortization of debt issuance costs, option acceleration payments, restructuring and other, merger-related costs, and income tax benefits as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cost of revenue:
Subscription	$4,374	$2,411	$7,958	$4,372
Professional services	3,379	2,825	5,762	5,706
Operating expenses:
Research and development	6,470	5,101	11,328	17,412
Sales and marketing	14,682	10,002	27,047	20,538
General and administrative	18,685	16,673	35,025	25,266
Other income (expense), net	829	—	1,656	—
Benefits from income taxes	(34)	(775)	(57)	(1,471)
Total	$48,385	$36,237	$88,719	$71,823

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
Operating activities
Net loss	$(114,911)	$(67,727)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,430	11,790
Amortization of deferred commissions	16,724	12,433
Non-cash lease expense	5,450	6,219
Stock-based compensation expense	53,298	56,438
Lease exit costs	—	8,392
Amortization of debt issuance costs	1,656	—
Other	6,196	2,099
Changes in assets and liabilities:
Trade and other receivables	58,775	63,310
Deferred commissions	(28,130)	(19,983)
Prepaid expenses and other current assets	(8,247)	196
Other noncurrent assets	(1,172)	(1,404)
Accounts payable	4,193	(2,912)
Deferred revenue	(39,002)	(57,766)
Accrued expenses and other current liabilities	9,577	(7,001)
Other noncurrent liabilities	(2,628)	(393)
Net cash (used in) provided by operating activities	(16,791)	3,691
Investing activities
Purchases of property, equipment and other	(12,844)	(9,774)
Purchase of marketable securities	(153,773)	(139,196)
Maturities of marketable securities	152,900	133,473
Proceeds from sale of marketable securities	3,500	1,100
Acquisitions, net of cash acquired	(163,762)	(80,372)
Net cash used in investing activities	(173,979)	(94,769)
Financing activities
Proceeds from revolving line of credit	—	43,000
Proceeds from exercise of stock options	14,802	41,032
Proceeds from share purchase plan	7,953	10,267
Principal payments on financing leases	(3,184)	(2,117)
Repayment of debt assumed in acquisitions and other	(200)	(2,139)
Net cash provided by financing activities	19,371	90,043
Effect of exchange rate changes on cash and cash equivalents	122	(49)
Net decrease in cash and cash equivalents	(171,277)	(1,084)
Cash and cash equivalents at beginning of period	428,328	226,866
Cash and cash equivalents at end of period	$257,051	$225,782

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP gross profit reconciliation:

GAAP gross profit	$89,585	$74,353	$173,261	$147,481
GAAP gross margin	62%	64%	63%	65%

Add:
Stock-based compensation	4,387	3,665	7,459	7,258
Employer payroll tax expense related to stock-based compensation	156	163	418	420
Amortization of acquired intangible assets	3,210	1,408	5,843	2,400
Non-GAAP gross profit	$97,338	$79,589	$186,981	$157,559
Non-GAAP gross margin	68%	69%	68%	69%

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP subscription revenue gross profit reconciliation:

GAAP subscription revenue gross profit	$89,800	$73,701	$171,715	$145,349
GAAP subscription revenue gross margin	76%	79%	77%	80%

Add:
Stock-based compensation	1,104	946	1,958	1,855
Employer payroll tax expense related to stock-based compensation	60	57	157	117
Amortization of acquired intangible assets	3,210	1,408	5,843	2,400
Non-GAAP subscription revenue gross profit	$94,174	$76,112	$179,673	$149,721
Non-GAAP subscription revenue gross margin	80%	82%	80%	82%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP operating expense reconciliation:

GAAP operating expenses	$149,422	$108,869	$283,152	$214,761
GAAP operating expenses, as a % of total revenue	104%	94%	103%	94%

Subtract:
Stock-based compensation	(25,310)	(20,969)	(45,839)	(49,180)
Employer payroll tax expense related to stock-based compensation	(1,046)	(1,606)	(2,386)	(3,565)
Amortization of acquired intangible assets	(2,431)	(688)	(4,659)	(1,107)
Acquisition-related costs	(768)	(797)	(3,388)	(1,648)
Option acceleration payments	—	—	(5,396)	—
Restructuring and other	(1,018)	(7,716)	(2,468)	(7,716)
Merger-related costs	(9,265)	—	(9,265)	—
Non-GAAP operating expenses	$109,584	$77,093	$209,751	$151,545
Non-GAAP operating expenses, as a % of total revenue	76%	67%	76%	66%

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP income (loss) from operations reconciliation:

GAAP loss from operations	$(59,837)	$(34,516)	$(109,891)	$(67,280)
GAAP loss from operations, as a % of total revenue	(42)%	(30)%	(40)%	(29)%

Add:
Stock-based compensation	29,697	24,634	53,298	56,438
Employer payroll tax expense related to stock-based compensation	1,202	1,769	2,804	3,985
Amortization of acquired intangible assets	5,641	2,096	10,502	3,507
Acquisition-related costs	768	797	3,388	1,648
Option acceleration payments	—	—	5,396	—
Restructuring and other	1,018	7,716	2,468	7,716
Merger-related costs	9,265	—	9,265	—
Non-GAAP income (loss) from operations	$(12,246)	$2,496	$(22,770)	$6,014
Non-GAAP income (loss) from operations, as a % of total revenue	(8)%	2%	(8)%	3%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Non-GAAP net income (loss) reconciliation:

GAAP net loss	$(62,490)	$(35,198)	$(114,911)	$(67,727)

Add (subtract):
Stock-based compensation	29,697	24,634	53,298	56,438
Employer payroll tax expense related to stock-based compensation	1,202	1,769	2,804	3,985
Amortization of acquired intangible assets	5,641	2,096	10,502	3,507
Acquisition-related costs	768	797	3,388	1,648
Option acceleration payments	—	—	5,396	—
Restructuring and other	1,018	7,716	2,468	7,716
Merger-related costs	9,265	—	9,265	—
Amortization of debt issuance costs	829	—	1,656	—
Income tax benefits	(34)	(775)	(57)	(1,471)
Non-GAAP net income (loss)	$(14,104)	$1,039	$(26,191)	$4,096

Weighted average shares:
Basic	159,068	142,479	157,738	139,272
Diluted	159,068	173,335	157,738	171,498

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended July 31,
	2021	2020

Subscription revenue	$424,214	$347,731
Increase in subscription deferred revenue	52,712	34,450
(Increase) in contract assets	(4,885)	(2,448)
Subscription billings	$472,041	$379,733
Subscription billings growth rate	24%	20%

Contacts
Investor Relations:

Carolyn Bass
ir@medallia.com
Austin DeArman
press@medallia.com
202-341-9181